UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 26, 2009

SIRF TECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50669	77-0576030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

217 Devcon Drive San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

(408) 467-0410

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Introductory Note

On June 26, 2009, SiRF Technology Holdings, Inc., a Delaware corporation (“SiRF”), completed its merger (the “Merger”) with Shannon Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of CSR plc (“CSR”), pursuant to the Agreement and Plan of Merger, dated as of February 9, 2009, by and among CSR, Merger Sub and SiRF (the “Merger Agreement”). As a result of the Merger, SiRF became a direct, wholly-owned subsidiary of CSR.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on June 26, 2009, Merger Sub merged with and into SiRF, with SiRF as the surviving corporation in the Merger and continuing as a direct, wholly-owned subsidiary of CSR. Pursuant to the Merger Agreement, each outstanding share of common stock, par value $0.0001 per share, of SiRF (“SiRF Common Stock”) was converted into the right to receive 0.741 of an ordinary share, par value £0.001 per share, of CSR (“CSR Ordinary Share”), subject to anti-dilution adjustments, and cash in lieu of fractional CSR Ordinary Shares (the “Merger Consideration”).

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 10, 2009, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 26, 2009, the Company notified the NASDAQ Global Select Market of the effectiveness of the Merger. In connection therewith, SiRF informed NASDAQ that each outstanding share of SiRF Common Stock was converted into the right to receive the Merger Consideration and has requested that NASDAQ file a notification of removal from listing on Form 25 with the SEC with respect to SiRF Common Stock. In addition, SiRF has filed with the SEC a certification and notice of termination on Form 15 with respect to SiRF Common Stock, requesting that SiRF Common Stock be deregistered under the Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of SiRF with respect to SiRF Common Stock under the Exchange Act be suspended.

Item 3.03.	Material Modifications to Rights of Security Holders.

In connection with the consummation of the Merger, each share of SiRF Common Stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive the Merger Consideration. Upon the effective time of the Merger, stockholders of SiRF immediately prior to the effective time of the Merger ceased to have any rights as stockholders in SiRF (other than their right to receive the Merger Consideration).

Item 5.01.	Changes in Control of Registrant.

On June 26, 2009, pursuant to the Merger Agreement, Merger Sub was merged with and into SiRF, with SiRF continuing as the surviving corporation. As a result of the Merger, each share of SiRF Common Stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive the Merger Consideration. As a result of the Merger, the Company became a direct, wholly-owned subsidiary of CSR.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

In accordance with the provisions of the Merger Agreement, by virtue of the Merger, each member of the Board of Directors of Merger Sub immediately prior to the Merger became directors of SiRF, as the surviving corporation.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the provisions of the Merger Agreement, by virtue of the Merger, the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time was amended, and, as so amended, became the certificate of incorporation of SiRF, as the surviving corporation. The Amended and Restated Certificate of Incorporation of SiRF is attached hereto as Exhibit 3.(i)1.

The by-laws of Merger Sub in effect immediately prior to the Effective Time became the by-laws of SiRF, as the surviving corporation. The By-laws of SiRF are attached hereto as Exhibit 3.(ii)1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.(i)1	Amended and Restated Certificate of Incorporation.

3.(ii)1	By-laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2009

SIRF TECHNOLOGY HOLDINGS, INC.

By:	/s/ Dennis Bencala
Dennis Bencala
Authorized Officer

EXHIBIT INDEX

Exhibit No.	Description
3.(i)1	Amended and Restated Certificate of Incorporation.

3.(ii)1	By-laws.